Pacific Life Funds NSAR 03-31-13
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

The following documents are included in Registrant's Form Type Type N1A/B, Accession No. 0000950123-12-013393 filed on November 30, 2012, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Alternative Strategies Fund

Advisory Fee Waiver Agreement - PL Precious Metals Fund

Amendment No. 1 to Fund Management Agreement - UBS

Amendment No. 1 to Subadvisory Agreement - Eaton Vance Management

Subadvisory Agreement - Wells Capital Management Incorporated

The following documents are included in Registrant's Form Type Type N1A/A, Accession No. 0000950123-13-002399 filed on April 19, 2013, and incorporated by reference herein:

Advisory Fee Waiver Agreement - PL Large-Cap Growth Fund

Advisory Fee Waiver Agreement - PL Limited Duration High Income Fund

Amendment No. 7 to Fund Management Agreement - MFS

Subadvisory Agreement - Scout Investment, Inc.

PLF Interim Subadvisory Agreement - BlackRock Investment Management, LLC

Subadvisory Agreement - BlackRock Investment Management, LLC

Schedule A to the Advisory Agreement between Pacific Life Funds and Pacific Life Fund Advisors LLC

                                   SCHEDULE A

  (to the Advisory Agreement between Pacific Life Funds and Pacific Life Fund
                                 Advisors LLC)

FUND                                                            ANNUAL INVESTMENT ADVISORY FEE
----------------------------------------------------    ---------------------------------------------
                                                        (as a percentage of average daily net assets)

PL Portfolio Optimization Conservative Fund                                 0.20%
PL Portfolio Optimization Moderate-Conservative Fund                        0.20%
PL Portfolio Optimization Moderate Fund                                     0.20%
PL Portfolio Optimization Moderate-Aggressive Fund                          0.20%
PL Portfolio Optimization Aggressive Fund                                   0.20%
PL Money Market Fund
                                                               0.20% of the first $250 million
                                                                0.15% of the next $250 million
                                                                       0.10% on excess
PL Income Fund                                                              0.50%
PL Floating Rate Income Fund                                                0.65%
PL High Income Fund                                                         0.60%
PL Short Duration Income Fund                                               0.40%
PL Strategic Income Fund                                                    0.60%
PL Floating Rate Loan Fund                                                  0.75%
PL Small-Cap Value Fund                                                     0.75%
PL Main Street(R) Core Fund                                                 0.45%
PL Emerging Markets Fund                                                    0.80%
PL Small-Cap Growth Fund                                                    0.60%
PL International Value Fund                                                 0.65%
PL Large-Cap Value Fund                                                     0.65%
PL Short Duration Bond Fund                                                 0.40%
PL Growth Fund (formerly named PL Growth LT Fund)                           0.55%
PL Mid-Cap Equity Fund                                                      0.65%
PL Large-Cap Growth Fund                                                    0.75%
PL International Large-Cap Fund                                             0.85%
PL Managed Bond Fund                                                        0.40%
PL Inflation Managed Fund                                                   0.40%
PL Comstock Fund                                                            0.75%
PL Mid-Cap Growth Fund                                                      0.70%
PL Real Estate Fund                                                         0.90%
PL Emerging Markets Debt Fund                                               0.785%
PL Currency Strategies Fund                                                 0.65%
PL Global Absolute Return Fund                                              0.80%
PL Precious Metals Fund                                                     0.75%
PL Alternative Strategies Fund                                              0.20%
PL Limited Duration High Income Fund                                        0.65%

Schedule A to the Advisory Agreement between Pacific Life Funds and Pacific Life Fund Advisors LLC

EFFECTIVE: JULY 31, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

                                       PACIFIC LIFE FUNDS

                                       By:     /s/ Howard T. Hirakawa
                                               ------------------------------
                                       Name:   Howard T. Hirakawa
                                       Title:  Vice President

                                       By:     /s/ Laurene E. MacElwee
                                               ------------------------------
                                       Name:   Laurene E. MacElwee
                                       Title:  VP & Assistant Secretary

                                       PACIFIC LIFE FUND ADVISORS LLC

                                       By:     /s/ Howard T. Hirakawa
                                               ------------------------------
                                       Name:   Howard T. Hirakawa
                                       Title:  VP, Fund Advisor Operations

                                       By:     /s/ Laurene E. MacElwee
                                               ------------------------------
                                       Name:   Laurene E. MacElwee
                                       Title:  VP & Assistant Secretary